UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2008

American Achievement Group Holding Corp.
AAC Group Holding Corp.
American Achievement Corporation
(Exact name of registrants as specified in their charters)

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
Delaware	333-137067	20-4833998
Delaware	333-121479	20-1854833
Delaware	333-84294	13-4126506

7211 Circle S Road
Austin, Texas 78745
(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (512) 444-0571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement

Item 7.01. Regulation FD Disclosure

Item 9.01.  Financial Statements and Exhibits

SIGNATURES

Item 1.01.  Entry into a Material Definitive Agreement

Supplemental Indentures – AAC Group Holding Corp. and U.S. Bank National Association, as trustee, entered into a supplemental indenture dated July 9, 2008, which will amend the indenture, dated November 16, 2004.  American Achievement corporation, the guarantors, and The Bank of New York Mellon Trust Company, N.A., entered into a supplemental indenture dated July 9, 2008, which will amend the indenture, dated March 25, 2004.  Both supplemental indentures will eliminate or modify substantially all of the restrictive covenants, the obligation to offer to repurchase applicable notes upon a change of control, certain events of default and related provisions in each indenture and, with respect to notes for which consents are delivered, require each Company to redeem such notes in connection with the closing of the previously announced transaction between Herff Jones Inc. and equity holders of American Achievement Group Holding Corp. if certain conditions are met.

Item 7.01.  Regulation FD Disclosure

The attached press release was issued on July 9, 2008.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

99.1                      Press release dated as of July 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ACHIEVEMENT GROUP HOLDING CORP. AAC GROUP HOLDING CORP. AMERICAN ACHIEVEMENT CORPORATION

Date: July 9, 2008	By:	/s/ DONALD PERCENTI
Donald Percenti
Chief Executive Officer